As filed with the Securities and Exchange Commission on July __, 1998
                                     Registration No. 333-_______

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

               CHIQUITA BRANDS INTERNATIONAL, INC.
        (Exact name of issuer as specified in its charter)

                New Jersey                  04-1923360
   (State of incorporation)      (I.R.S. Employer Identification No.)

        250 East Fifth Street, Cincinnati, Ohio          45202
       (Address of Principal Executive Offices)        (Zip Code)

                             CHIQUITA
               1998 STOCK OPTION AND INCENTIVE PLAN
                     (Full title of the plan)

                      ROBERT W. OLSON, ESQ.
       Senior Vice President, General Counsel and Secretary
               Chiquita Brands International, Inc.
                      250 East Fifth Street
                     Cincinnati, Ohio  45202
             (Name and address of agent for service)

              Telephone number, including area code,
              of agent for service:  (513) 784-8804

                    CALCULATION OF REGISTRATION FEE


                   CALCULATION OF REGISTRATION FEE


                                Proposed     Proposed
Title of                        maximum      maximum
securities       Amount         offering     aggregate      Amount of
to be            to be          price        offering       registration
registered       registered(1)  per share(2) price(2)       fee(3)
__________       __________     _________    _________      ____________
Common Stock,    10,800,000     $14.00       $151,200,000   $41,300.00
par value $.01   shares

<F1>    Includes 800,000 unsold shares transferred from Form S-8 Registration
        Statement No. 33-53993. This registration statement also covers such indeterminable number of additional shares of Common Stock of Chiquita Brands International, Inc. as may become issuable with respect to all or any of the registered shares pursuant to antidilution provisions in the plan.
<F2>    Estimated solely for purposes of computing the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 7, 1998 of $14.00 per share.
<F3>    Pursuant to Rule 429(b), represents an aggregate fee of $44,604.00 less $3,304.00 attributable to the 800,000 shares transferred from Form S-8 Registration Statement No. 33-53993 for which the registration fee has been paid previously. A post-effective amendment to Registration Statement No. 33-53993 is being filed to deregister such shares.

                                     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

       The following documents of the registrant are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

       (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

       (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1997; and

       (c) The description of the registrant's Common Stock contained in its Registration Statement on Form 8-A/A (Amendment No. 1) filed on June 18, 1998 under the Securities Exchange Act of 1934.

Item 4.    Description of Securities

       Not applicable.

Item 5.    Interests of Named Experts and Counsel

       The legality of the securities being registered has been passed upon by Robert W. Olson, Esq., Senior Vice President, General Counsel and Secretary of the registrant. Mr. Olson presently holds shares of Common Stock in the registrant's Savings and Investment (401(k)) Plan as well as employee stock options to purchase additional shares of Common Stock and participates in the registrant's 1997 Amended and Restated Deferred Compensation Plan.

Item 6.    Indemnification of Directors and Officers

       Article VI of the registrant's By-Laws provides directors and officers with the right to indemnification and advancement of expenses to the fullest extent not prohibited by the New Jersey Business Corporation Act. Directors and officers of the registrant are indemnified generally against expenses and liabilities incurred in connection with any proceedings, including proceedings by or on behalf of the registrant, relating to their service to or at the request of the registrant. However, no indemnification may be made if a final adjudication establishes that a person's acts or omissions (a) breached the person's duty of loyalty to the registrant or its shareholders, (b) were not in good faith or involved a knowing violation of the law, or (c) resulted in receipt by the person of an improper personal benefit. Section VIII of the registrant's Second Restated Certificate of Incorporation also limits the liability of the registrant's directors and officers, to the fullest extent permitted by the New Jersey Business Corporation Act, to the registrant or its shareholders for monetary damages for breach of any duty, except in the situations set forth in (a) through (c) above.

Item 7.    Exemption from Registration Claimed

       Not applicable.

Item 8.    Exhibits

Exhibit
Number
_______

   5    Opinion of Counsel
  23.1  Consent of Ernst & Young LLP
  23.2  Consent of Deloitte & Touche LLP
  23.3  Consent of Counsel (included in Exhibit 5)
  24    Power of Attorney

Item 9.    Undertakings

       *(a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       *(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       *(h)    Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

____________________

*    Paragraph references correspond to those of Item 512 of Regulation S-K.

                            SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 14th day of July, 1998.

                               CHIQUITA BRANDS INTERNATIONAL, INC.

                               By:/s/ Carl H. Lindner
                               ___________________________________
                               Carl H. Lindner, Chairman of the Board
                               and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 14th day of July, 1998.

       Signature                      Title

/s/ Carl H. Lindner           Chairman of the Board and
________________________      Chief Executive Officer
Carl H. Lindner

/s/ Keith E. Lindner          Vice Chairman of the Board
________________________
Keith E. Lindner

/s/ Steven G. Warshaw         Director, President and Chief
________________________      Operating Officer
Steven G. Warshaw

/s/ Fred J. Runk              Director
________________________
Fred J. Runk

/s/ Jean Head Sisco           Director
________________________
Jean Head Sisco

________________________      Director
William W. Verity

/s/ Oliver W. Waddell         Director
________________________
Oliver W. Waddell

/s/ Warren J. Ligan           Senior Vice President and Chief Financial
________________________      Officer
Warren J. Ligan

/s/ William A. Tsacalis       Vice President and Controller
________________________      (Chief Accounting Officer)
William A. Tsacalis